                           SCHEDULE 14A INFORMATION
                           ------------------------

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CSG SYSTEMS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                        CSG Systems International, Inc.
                    7887 East Belleview Avenue, Suite 1000
                           Englewood, Colorado 80111

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 1, 2001

                               ----------------

  The annual meeting of stockholders of CSG Systems International, Inc. (the "Company") will be held at the office of the Company, 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado, on Friday, June 1, 2001, at 8:30 a.m., for the following purposes:

    1. To elect three Class I Directors.

    2. To consider and vote on a proposed amendment of the Company's 1996 Stock Incentive Plan which will increase by 3,000,000 the number of shares of Common Stock of the Company available for issuance under such Plan.

    3. To transact such other business as properly may come before the meeting or any adjournments thereof.

  The Board of Directors fixed the close of business on April 2, 2001, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting or any adjournment thereof.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          Joseph T. Ruble
                                          Secretary

April 12, 2001

  REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

                        CSG Systems International, Inc.
                    7887 East Belleview Avenue, Suite 1000
                           Englewood, Colorado 80111

                               ----------------
                                PROXY STATEMENT
                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 1, 2001

  This Proxy Statement is furnished by the Board of Directors (the "Board") of CSG Systems International, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at the office of the Company, 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado, on Friday, June 1, 2001, at 8:30 a.m., and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein; if no choice is specified, the proxies will be voted in favor of the director nominees named in this Proxy Statement and in favor of the proposed amendment of the Company's 1996 Stock Incentive Plan which will increase by 3,000,000 the number of shares of Common Stock of the Company available for issuance under such Plan. A stockholder may revoke a proxy at any time before it is exercised either by giving written notice to that effect to the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

  The Board fixed the close of business on April 2, 2001, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2001, there were outstanding and entitled to vote at the Annual Meeting 52,388,258 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"). Each share is entitled to one vote.

  The Company will bear all costs of this solicitation of proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, and their appointed agents may solicit proxies in person or by telephone, e-mail, facsimile or other means. The Company will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material. The Company has retained Mellon Investor Services LLC to assist the Company in connection with the solicitation of proxies for the Annual Meeting and has agreed to pay a fee of approximately $10,500 plus reasonable out-of-pocket expenses for such services.

  The Company is mailing its Annual Report to stockholders for the year ended December 31, 2000, with this Proxy Statement and the accompanying proxy on or about April 27, 2001.

Quorum and Votes Required

  A majority of the shares of Common Stock outstanding on the record date is required to be present or represented by proxy at the Annual Meeting in order to have the quorum necessary to take action at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting, the three nominees for election as Class I directors who receive the greatest number of votes cast in the election of directors will be elected as Class I directors. Approval of the proposed amendment of the Company's 1996 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

  Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector appointed for the Annual Meeting. The inspector will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. Abstentions will have no effect in the election of directors but will have the effect of a "no" vote with respect to other matters voted upon. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter as to certain Common Stock, then such shares will not be counted in determining the number of votes required for approval of such matter; however, such "broker non-votes" will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The first table below sets forth each person known by the Company to own beneficially more than 5% of the outstanding Common Stock as of January 31, 2001, except as otherwise indicated. The second table below sets forth to the Company's knowledge the beneficial ownership of Common Stock by each director, nominee and executive officer of the Company, individually, and by all directors and executive officers of the Company as a group, as of January 31, 2001.

Principal Stockholders

                                                    Shares of     Percentage
                                                   Common Stock    of Common
                                                   Beneficially      Stock
   Name and Address of Beneficial Owner               Owned       Outstanding
   ------------------------------------            ------------   -----------
   Massachusetts Financial Services Company.......  7,012,878(1)     13.34%
    500 Boylston Street, 15th Floor
     Boston, MA 02116

   J. & W. Seligman & Co. Incorporated............  5,412,490(2)     10.29%
    William C. Morris
     Seligman Communications & Information Fund,
     Inc.
     100 Park Avenue, 8th Floor
     New York, New York 10017

   The TCW Group, Inc.............................  4,247,998(3)      8.08%
    Robert Day
     865 South Figueroa Street
     Los Angeles, California 90017

   Neal C. Hansen.................................  2,757,376(4)      5.21%
    7887 East Belleview Avenue, Suite 1000
     Englewood, Colorado 80111

--------
(1) Beneficial ownership is as of December 31, 2000. Massachusetts Financial Services Company ("MFS") has filed with the Securities and Exchange Commission (the "SEC") an amended Schedule 13G dated February 14, 2001, stating that MFS has sole voting power with respect to 6,588,468 of these shares and sole dispositive power with respect to all of these shares. Such filing also states that these shares are also beneficially owned by certain other non-reporting entities as well as MFS.
(2) Beneficial ownership is as of December 31, 2000. J. & W. Seligman & Co. Incorporated ("JWS"), William C. Morris ("Mr. Morris"), as the owner of a majority of the outstanding voting securities of JWS, and Seligman Communications & Information Fund, Inc. (the "Fund") have filed with the SEC a joint amended Schedule 13G dated February 1, 2001. Such filing states that (i) JWS and Mr. Morris have shared voting power with respect to 4,495,040 of these shares and the Fund has shared voting power with respect to 3,700,000 of these shares and (ii) JWS and Mr. Morris have shared dispositive power with respect to all of these shares and the Fund has shared dispositive power with respect to 3,700,000 of these shares.
(3) Beneficial ownership is as of December 31, 2000. The TCW Group, Inc. ("TCW") and Robert Day have filed with the SEC a joint amended Schedule 13G dated February 12, 2001, stating that TCW and Robert Day, an individual who may be deemed to control TCW, have shared voting power and shared dispositive power with respect to these shares. According to such amended Schedule 13G, these shares are held by Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company, which are subsidiaries of TCW.
(4) Includes 374,600 shares subject to currently exercisable options and 4,900 shares subject to options which are exercisable within 60 days after January 31, 2001. Also includes 942,500 shares owned by Hansen Partnership, Ltd., of which Mr. Hansen is General Partner, and 87,408 shares owned by Mr. Hansen's spouse. Mr. Hansen disclaims beneficial ownership of the shares owned by his spouse (as to which he has neither voting nor dispositive power) and, except to the extent of his pecuniary interest therein, the shares owned by Hansen Partnership, Ltd.

Directors and Executive Officers

                                                     Shares of     Percentage
                                                    Common Stock    of Common
                                                    Beneficially      Stock
   Name of Beneficial Owner                         Owned(1)(2)    Outstanding
   ------------------------                         ------------   -----------
   J. Richard Abramson.............................     12,500           *
   George F. Haddix................................  1,450,840(3)     2.76%
   Neal C. Hansen..................................  2,757,376(4)     5.21%
   Royce J. Holland................................     32,000           *
   Peter E. Kalan..................................     16,600           *
   Edward C. Nafus.................................    114,150           *
   Janice I. Obuchowski............................     28,872           *
   John P. Pogge...................................    337,250           *
   Bernard W. Reznicek.............................     35,000           *
   Rockwell A. Schnabel............................    174,000           *
   Frank V. Sica...................................    265,682           *
   All directors and executive officers as a group
    (11 persons)...................................  5,224,270        9.77%

--------
*  Less than 1% of the outstanding Common Stock.
(1) Includes 8,000, 374,600, 32,000, 16,600, 106,250, 24,000, 214,450, 32,000,
    24,000, 16,000 and 847,900 shares subject to currently exercisable options which are held by Mr. Haddix, Mr. Hansen, Mr. Holland, Mr. Kalan, Mr. Nafus, Ms. Obuchowski, Mr. Pogge, Mr. Reznicek, Mr. Schnabel and Mr. Sica and all directors and executive officers as a group, respectively.
(2) Includes 12,500, 4,900, 12,800, 8,000 and 38,200 shares subject to options which are held by Mr. Abramson, Mr. Hansen, Mr. Pogge, Mr. Sica and all directors and executive officers as a group, respectively, and are exercisable within 60 days after January 31, 2001.
(3) Includes 25,000 shares owned by a charitable organization of which Dr. Haddix is a trustee. Dr. Haddix disclaims beneficial ownership of such 25,000 shares.
(4) Includes 942,500 shares owned by Hansen Partnership, Ltd., of which Mr. Hansen is General Partner, and 87,408 shares owned by Mr. Hansen's spouse. Mr. Hansen disclaims beneficial ownership of the shares owned by his spouse (as to which he has neither voting nor dispositive power) and, except to the extent of his pecuniary interest therein, the shares owned by Hansen Partnership, Ltd.

                             ELECTION OF DIRECTORS

  The Board is divided into three classes consisting of three Class I directors, two Class II directors and three Class III directors, whose present terms continue until the annual meetings of stockholders of the Company to be held in 2001, 2002 and 2003, respectively, and until their respective successors are elected and qualified. Three Class I directors will be elected at the Annual Meeting to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2004.

  Unless the proxy is marked otherwise, the persons named in the accompanying proxy will vote to elect Ms. Obuchowski and Messrs. Pogge and Schnabel as Class I directors. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company does not presently contemplate that any of such nominees will be unable to serve.

  The following information relates to the Board's nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Election as Class I Directors With Terms Expiring in 2004:

Janice I. Obuchowski                                        Director since 1997

  Ms. Obuchowski, 49, was elected to the Board in November 1997. Ms. Obuchowski has been President of Freedom Technologies, Inc., a provider of telecommunications research and consulting services, since 1992. From 1995 to June 1998, Ms. Obuchowski also was an Executive Vice President of NextWave Telecom, Inc., a provider of wireless communications services. On December 23, 1998, NextWave Telecom, Inc. filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code; subsidiaries of NextWave Telecom, Inc. had filed similar petitions on June 8, 1998. Ms. Obuchowski served as Assistant Secretary for Communications and Information for the Department of Commerce and Administrator for the National Telecommunications and Information Administration during the presidential administration of George H.W. Bush. Ms. Obuchowski also is a director of Orbital Sciences Corporation.

John P. Pogge                                               Director since 1997

  Mr. Pogge, 47, joined the Company in 1995 and has been President and Chief Operating Officer of the Company since September 1997. Prior to that time, he was an Executive Vice President of the Company and General Manager, Business Units. From 1991 to 1995, Mr. Pogge was Vice President, Corporate Development, of US WEST, Inc. Mr. Pogge was elected to the Board in September 1997.

Rockwell A. Schnabel                                        Director since 1994

  Mr. Schnabel, 64, has served as a director of the Company since its formation in 1994. Mr. Schnabel is a founder and since 1993 has been a General Partner of Trident Capital, Inc. (a venture capital and private equity investment firm). He served as the Acting Secretary of Commerce and the Deputy Secretary of Commerce during the presidential administration of George H.W. Bush and was the U.S. Ambassador to Finland from 1985 to 1989. From 1965 to 1983, Mr. Schnabel served in various senior positions in the securities industry, including President of Bateman Eichler Hill Richards (Everen Securities). Mr. Schnabel also is a director of International Game Technology.

Class II Directors With Terms Expiring in 2002:

Royce J. Holland                                            Director since 1997

  Mr. Holland, 52, was elected to the Board in January 1997. Mr. Holland has been Chairman and Chief Executive Officer of Allegiance Telecom, Inc., a provider of telecommunications services, since March 1997.

Mr. Holland served as President and Chief Operating Officer of MFS Communications Company, Inc., a competitive local exchange carrier, from 1990 until the acquisition of MFS by WorldCom, Inc. at the end of 1996. Mr. Holland also is a director of Allegiance Telecom, Inc., Choice One Communications, Inc. and Metasolv Software, Inc.

Bernard W. Reznicek                                         Director since 1997

  Mr. Reznicek, 64, was elected to the Board in January 1997. Mr. Reznicek has served as National Director, Special Markets, for Central States Indemnity Company of Omaha, a Berkshire Hathaway company, since January 1997. Mr. Reznicek was Dean of the College of Business Administration at Creighton University from 1994 to 1996. Previously, Mr. Reznicek was Chairman (1992-94) and Chief Executive Officer (1990-94) of Boston Edison Company, an electric utility company. Mr. Reznicek also is a director of State Street Corporation.

Class III Directors With Terms Expiring in 2003:

George F. Haddix, Ph.D.                                     Director since 1994

  Dr. Haddix, 62, is a co-founder of the Company and was the President and Chief Technical Officer of the Company from its formation in 1994 until September 1997. He has served as a director of the Company since its formation in 1994. Dr. Haddix currently is a private investor and, subsequent to his retirement as an employee of the Company at the end of 1997, served until December 23, 1999, as a consultant to the Company with respect to its technical management and administration. From 1991 until co-founding the Company, Dr. Haddix was a private investor. From 1989 to 1991, Dr. Haddix was a General Partner in Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1987 to 1988, Dr. Haddix served as President and Chief Executive Officer of US WEST Network Systems, Inc. Dr. Haddix received a Ph.D. in mathematics from Iowa State University in 1968 and has served on the faculties of three universities. Dr. Haddix also is a director of infoUSA, Inc.

Neal C. Hansen                                              Director since 1994

  Mr. Hansen, 60, is a co-founder of the Company and has been the Chairman of the Board, Chief Executive Officer and a director of the Company since its formation in 1994. From 1991 until co-founding the Company, Mr. Hansen served as a consultant to several software companies, including First Data Corporation ("FDC"). From 1989 to 1991, Mr. Hansen was a General Partner in Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1983 to 1989, Mr. Hansen was Chairman and Chief Executive Officer of US WEST Applied Communications, Inc. and President of US WEST Data Systems Group. From 1971 to 1983, Mr. Hansen served in a variety of executive positions with FDC and in 1982 was responsible for the development of FDC's cable television processing division, which was acquired by the Company in 1994.

Frank V. Sica                                               Director since 1994

  Mr. Sica, 50, has served as a director of the Company since its formation in 1994. Mr. Sica has been a Managing Director of Soros Fund Management Company since May 1998. He was a Managing Director of Morgan Stanley & Co. Incorporated from 1988 to March 1998. Mr. Sica also is a director of Kohl's Corporation, Emmis Communications Corporation, Outboard Marine Corp. and Global Telesystems Group, Inc.

  There are no family relationships between any of the directors or executive officers of the Company. There are no arrangements between any director, nominee or officer of the Company and any other person pursuant to which such director, nominee or executive officer was selected for such position.

  The Board has a standing Audit Committee, composed of Ms. Obuchowski and Messrs. Reznicek and Schnabel (Chairman). The Audit Committee held five meetings during the year ended December 31, 2000. The Committee's purpose, as set forth in its charter, is to assist the Board in monitoring (1) the quality and integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements relating to the Company's financial reporting practices and processes and (3) the independence and performance of the Company's independent auditors. The Audit Committee recommends to the Board the independent auditors to be selected by the Board. The members of the Audit Committee are "independent directors" as defined in the applicable rule of the National Association of Securities Dealers, Inc.

  The Board has a standing Compensation Committee, composed of Messrs. Holland, Reznicek, Schnabel and Sica (Chairman), which held six meetings and twice acted by written consent during the year ended December 31, 2000. The Committee's functions are to provide oversight with respect to the compensation and benefits policies, plans and programs of the Company for the executive management of the Company and its subsidiaries and, to the extent not otherwise determined by contract or formal plan, to review and recommend to the Board salaries, bonuses and other benefits and compensation for the executive officers of the Company. The Committee also is responsible for the administration of and the granting of stock options and other awards under the Company's 1995 Incentive Stock Plan and 1996 Stock Incentive Plan. Mr. Reznicek became a member of the Compensation Committee in November 2000 and did not participate in the Committee's decisions made during 2000.

  The Company does not have a nominating committee.

  During the year ended December 31, 2000, the Board held five meetings and twice acted by written consent. During 2000, all directors except Mr. Holland attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they serve.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of a class of the Company's equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company's equity securities with the SEC. Officers, directors and more than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

  Based solely on its review of the copies of such forms submitted to it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all filing requirements applicable to its officers and directors were complied with for the year ended December 31, 2000, except that Mr. Schnabel made a late filing with respect to one sale of 10,000 shares of the Common Stock during October 2000.

Director Compensation

  Each non-employee director of the Company is entitled to receive the following compensation: (i) $2,500 for each meeting of the Board attended in person, (ii) $500 for each meeting of the Board attended by conference telephone call or its equivalent and (iii) $500 for each meeting of a committee of the Board attended in person or by conference telephone call or its equivalent. Directors who are officers or employees of the Company do not receive additional compensation for serving as a director or committee member. The Company also has a Stock Option Plan for Non-Employee Directors (the "Directors Plan") which was approved at the 1997 annual meeting of stockholders. During the year ended December 31, 2000, the Board granted options under the Directors Plan to each of Ms. Obuchowski, Dr. Haddix and Messrs. Holland, Reznicek and Schnabel, all of whom are non-employee directors of the Company, to purchase 24,000 shares of Common Stock at a price per share equal to the last sale price of the Common Stock as quoted on the Nasdaq National Market System on the date of the grant. Such options become exercisable in three equal installments on the first, second and third anniversaries of the grant date if the optionee is then a member of the Board and will expire ten years after the date of the grant, if not sooner exercised. If a director ceases to be a member of the Board before fully exercising his or her options, then various provisions of the Plan relating to such an event will govern the continuing exercisability of such options.

Compensation of Executive Officers

  The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each of its other four most highly compensated executive officers for services rendered during 2000. The numbers of stock options awarded for 1999 and 1998 have been adjusted to reflect a 2-for-1 stock split which became effective through the payment of a 100% stock dividend on March 5, 1999.

Summary Compensation Table

                                                     Long-term
                                                    Compensation
                         Annual Compensation(1)        Stock
Name and                 --------------------------   Options       All Other
Principal Policies       Year Salary     Bonuses(2)   Awarded    Compensation(3)
------------------       ---- -------    ---------- ------------ ---------------
                                ($)         ($)         (#)            ($)
Neal C. Hansen.......... 2000 550,000     407,550      60,000        13,600
 Chairman of the Board
  and                    1999 400,000     410,800      80,000        10,400
 Chief Executive Officer 1998 350,000     359,450     480,000         7,683

John P. Pogge........... 2000 325,000     222,300      35,000        14,800
 President and Chief
  Operating              1999 290,000     274,920         --         14,150
 Officer                 1998 265,000     251,220     266,000        11,383

Edward C. Nafus......... 2000 300,000     188,100      25,000        17,300
 Executive Vice
  President              1999 262,500     228,113         --          9,784
                         1998 250,000(4)  108,625     280,000           --

J. Richard Abramson..... 2000 300,000(5)  165,528     200,000         3,432
 Executive Vice
  President

Peter E. Kalan.......... 2000 155,231     105,450      35,000        14,490
 Vice President and
  Chief Financial
  Officer

--------
(1) With respect to each of the individuals named in the Summary Compensation Table, the aggregate amount of perquisites and other personal benefits, securities or property received did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus reported for such individual.
(2) Bonuses were annual performance bonuses paid to the executive officers pursuant to the Company's Performance Bonus Plan. The bonus earned for each year is payable in the first quarter of the subsequent year.
(3) All Other Compensation for 2000 for Mr. Hansen consists of employer contributions to the CSG Incentive Savings Plan (a 401(k) plan). All Other Compensation for 2000 for Messrs. Pogge, Nafus, Abramson and Kalan consists of employer contributions to the CSG Incentive Savings Plan (Pogge--$11,050, Nafus--$11,050, Abramson--$807 and Kalan--$11,050) and
    employer credits to the CSG Systems, Inc. Wealth Accumulation Plan (Pogge--$3,750, Nafus--$6,250, Abramson--$2,625 and Kalan--$3,440). The
    CSG Systems, Inc. Wealth Accumulation Plan is an unfunded deferred compensation plan which provides for elective salary and incentive compensation deferrals by participants. CSG Systems, Inc. matches a participant's deferral up to 25% thereof, with a maximum annual credit of $6,250 per participant.
(4) Mr. Nafus joined the Company in August 1998, and his salary for 1998 is presented on an annualized basis.
(5) Mr. Abramson joined the Company in February 2000, and his salary is presented on an annualized basis as of December 31, 2000.

Option Grants in 2000

  The following table sets forth the stock options granted to the named executive officers during 2000.

                               Individual Grants

                                       % of Total
                            Options     Options                          Grant
                           Granted on  Granted to Exercise               Date
                             Common    Employees  Price per Expiration  Present
Name                        Stock(1)    in 2000   Share(2)     Date    Value(3)
----                       ----------  ---------- --------- ---------- ---------
                              (#)         (%)     ($/share)               ($)
Neal C. Hansen............   60,000       4.03      38.44      1/7/10  1,065,000
John P. Pogge.............   35,000       2.35      38.44      1/7/10    621,250
Edward C. Nafus...........   25,000       1.68      38.44      1/7/10    443,750
J. Richard Abramson.......   50,000       3.36      40.13     2/15/10    934,000
                             50,000(4)    3.36      40.13     2/15/10    934,000
                             50,000       3.36      49.19     8/17/10  1,131,000
                             50,000(4)    3.36      49.19     8/17/10  1,131,000
Peter E. Kalan............   15,000       1.01      38.44      1/7/10    266,250
                             10,000       0.67      47.50     8/25/10    217,700
                             10,000       0.67      27.94    10/10/10    127,200

--------
(1) All options were granted pursuant to the Company's 1996 Stock Incentive Plan. Except as indicated in footnote (4), one-fourth of each option becomes exercisable on the first anniversary of the grant date and an additional one-fourth becomes exercisable on each of the second through the fourth anniversaries thereafter.
(2) The exercise price is the closing market price on the date the option was granted.
(3) Grant date present value is determined using a modified Black-Scholes option pricing model. The estimated value under the model is based on several assumptions, including an expected volatility factor of 50%, a weighted-average risk-free rate of return of 6.3%, no dividend yield and an expected option life of 4 years, and may not be indicative of actual value. The actual gain, if any, that the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.
(4) One-half of the option expiring on February 15, 2010, becomes exercisable on each of November 17, 2002, and November 17, 2003. One-half of the option expiring on August 17, 2010, becomes exercisable on each of August 17, 2003, and August 17, 2004. The exercisability of these options will be accelerated upon the occurrence of certain "change of control" events specified in the applicable option agreements.

Aggregated Option Exercises and 2000 Year-End Option Values

  The following table sets forth certain information regarding the exercise of stock options during 2000 by the named executive officers and the number and value of their unexercised stock options at December 31, 2000.

                                                                                   Value of Unexercised
                          Shares                  Number of Unexercised           In-the-Money Options at
                         Acquired             Options at December 31, 2000         December 31, 2000(2)
                            On       Value    --------------------------------   -------------------------
Name                     Exercise Realized(1)  Exercisable      Unexercisable    Exercisable Unexercisable
----                     -------- ----------- --------------   ---------------   ----------- -------------
                           (#)        ($)          (#)               (#)             ($)          ($)
Neal C. Hansen..........     --         --             309,600           654,900 10,367,975   13,128,224
John P. Pogge...........     --         --             174,200           310,800  5,991,479    6,738,008
Edward C. Nafus.........     --         --             100,000           205,000  2,593,750    4,423,746
J. Richard Abramson.....     --         --                   0           200,000        --       681,250
Peter E. Kalan..........  20,060    698,871              1,250            89,450     40,117    1,621,465

--------
(1) Based on the difference between the option exercise price and the price for which the acquired shares were sold by Mr. Kalan on the option exercise date.
(2) "In-the-Money Options" are options outstanding at the end of 2000 for which the fair market value of the Common Stock at the end of 2000 (closing price of $46.94 per share on December 29, 2000) exceeded the exercise price of the options.

Employment Agreements

Mr. Hansen

  Mr. Hansen currently is employed by the Company pursuant to an employment agreement entered into in November 1998 (the "Agreement"). The initial term of the Agreement was from November 17, 1998, through December 31, 2001. On December 31 of each year during its term, the term of the Agreement automatically is extended by one year unless, not later than one year prior to a particular December 31, either the Company or Mr. Hansen notifies the other that such extension shall not occur, in which case the Agreement will terminate at the end of its then remaining term. The current expiration date of the Agreement is December 31, 2003.

  The Agreement provides for Mr. Hansen to receive an annual base salary of not less than $400,000 (with annual Consumer Price Index ("CPI") adjustments). Mr. Hansen also has the opportunity under the Agreement to earn an annual incentive bonus of not less than 65% of his base salary if the objectives established annually by the Board are fully achieved. The Agreement also provides certain group insurance coverages, an automobile allowance, certain expenses of club membership and various other benefits to Mr. Hansen.

  The Agreement will terminate upon Mr. Hansen's death, and the Company may terminate the Agreement in the event of Mr. Hansen's disability for a continuous period of more than six months or for more than 180 days in the aggregate during any 12-month period. The Company also may terminate the Agreement for "cause", as defined in the Agreement. In the cases of death or disability, Mr. Hansen (or his estate) would be entitled to receive his base salary through the termination date and a pro rata portion of his annual incentive bonus for the year of termination. In the case of termination for cause, Mr. Hansen is not entitled to receive any portion of his incentive bonus for the year of termination.

  If the Company terminates Mr. Hansen's employment without cause prior to a change of control of the Company, then Mr. Hansen is entitled to continue to receive his base salary for the remaining term of the Agreement (less compensation received from other employment), his full incentive bonus for the year of termination (payable at the regularly scheduled time) and an additional amount equal to 195% of his base salary in effect at the time of the termination (the latter amount being payable 50% one year after the termination and 50% two years after the termination). If the Company terminates Mr. Hansen's employment without cause after a change of control of the Company, then he is entitled to receive the amounts referred to in the preceding sentence, but the payment times generally are accelerated to 30 days after the effective date of the termination.

"Change of Control" is defined in the Agreement and includes among other events various types of mergers, dissolutions or changes in ownership of the Company or its principal operating subsidiary, certain acquisitions of significant amounts of the voting stock of the Company and certain changes in the composition of the Board.

  If the Company or a permitted successor to the Company materially alters Mr. Hansen's duties and responsibilities under the Agreement or assigns to Mr. Hansen duties and responsibilities inappropriate to the chief executive officer of the Company without Mr. Hansen's consent, then Mr. Hansen may resign from his offices and positions with the Company (without further obligation to perform any services) and will be entitled to receive the compensation described in the applicable sentence of the preceding paragraph, depending upon whether such event occurs before or after a change of control of the Company.

  If any payments made to Mr. Hansen under the preceding two paragraphs cause Mr. Hansen to be subject to excise taxes on "excess parachute payments" under the Internal Revenue Code, then the Company is obligated to reimburse Mr. Hansen for such excise taxes and for any additional income, excise or other taxes which he incurs as a result of such reimbursements.

  If Mr. Hansen voluntarily resigns prior to the expiration of the Agreement, he is entitled to receive only his base salary through the termination date (unless the termination date is December 31, in which case he also is entitled to receive his incentive bonus for the year of termination.)

  The Agreement also contains provisions which prohibit Mr. Hansen from competing with the Company or soliciting the Company's employees for a period of one year after the termination of his employment for any reason.

Mr. Pogge

  In November 1998, the Company entered into an employment agreement with Mr. Pogge, which generally is similar to Mr. Hansen's agreement, except that Mr. Pogge's minimum annual base salary is $290,000 (with CPI adjustments), his annual incentive bonus target is 60% of his base salary and his additional payment in the event of termination without cause is an amount equal to 180% of his base salary. The current expiration date of Mr. Pogge's agreement is December 31, 2003.

Messrs. Nafus, Abramson and Kalan

  In November 1998, August 2000 and January 2001, the Company entered into employment agreements with Messrs. Nafus, Abramson and Kalan, respectively. The agreements currently cover the period from January 1, 2001, through December 31, 2002, and provide for automatic one-year extensions (similar to Mr. Hansen's). Mr. Nafus' agreement provides for a minimum annual base salary of $262,500 (with CPI adjustments), an annual incentive bonus target of 55% of his base salary and various group insurance coverages. Mr. Abramson's agreement provides for a minimum annual base salary of $300,000 (with CPI adjustments), an annual incentive bonus target of 55% of his base salary and various group insurance coverages. Mr. Kalan's agreement prvides for a minimum annual base salary of $225,000, an annual incentive bonus target of 50% of his base salary and various group insurance coverages. The provisions of these agreements in the cases of termination for death, disability or cause are the same as in Mr. Hansen's agreement. If the Company terminates the employment of Mr. Nafus, Mr. Abramson or Mr. Kalan without cause prior to a change of control of the Company, then the Company must continue to pay such person's base salary for one year after the termination (less compensation received from another employer) and also must pay such person's annual incentive bonus for the year of termination and an additional amount equal to 55% (in the case of Mr. Nafus and Mr. Abramson) or 50% (in the case of Mr. Kalan) of such person's base salary (payable one year after the termination). If the termination without cause occurs after a change of control, then the Company must pay (within 30 days after the termination) the person's base salary for two years, the annual incentive bonus for the year of termination and an additional amount equal to 110% (in the case of Mr. Nafus and Mr. Abramson) or 100% (in the case of Mr. Kalan) of such person's base salary. The provisions of these agreements relating to a constructive termination require that the employee give notice to the Company of a claimed constructive termination, and the Company then has an opportunity to take appropriate actions to remove the basis for such claim. Other provisions of these agreements generally are similar to those contained in Mr. Hansen's agreement.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, provides oversight with respect to the compensation and benefits policies, plans and programs of the Company for the executive management of the Company and, to the extent not otherwise determined by contract or formal plan, reviews and recommends to the Board salaries, bonuses and other benefits and compensation for the executive officers of the Company. The Committee is composed of Messrs. Sica (Chairman), Holland, Reznicek and Schnabel. Mr. Reznicek became a member of the Committee in November 2000 and did not participate in the Committee's decisions made during 2000.

Compensation Philosophy

  The Company's executive compensation program is premised on the belief that the interests of executives should be closely aligned with those of the Company's stockholders and is designed to attract, retain, motivate and appropriately reward individuals who are responsible for both short-term and long-term profitability and growth of the Company. Based on this philosophy, a significant portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific Company and individual financial, strategic and other performance objectives, as well as to potential appreciation in the value of the Common Stock.

Compensation Program

  Each year we review the Company's overall executive compensation program. Such review includes consideration of compensation programs adopted by competing companies and by other employers likely to recruit executives with skill sets similar to those which the Company regularly seeks. At our request, the Company engages an independent compensation consulting firm to prepare a comprehensive formal assessment of the competitiveness of the Company's executive compensation and compares the several components of the Company's executive compensation program with those of other publicly owned technology companies.

  We annually review and recommend to the Board the compensation of the executive officers of the Company, including the Chief Executive Officer, whose compensation is presented in detail earlier in this Proxy Statement; and, in consultation with management of the Company, we establish the Company's policies with respect to its executive compensation program generally.

  The key elements of the Company's executive compensation program consist of base annual salaries, performance bonuses and stock options.

  Our approach to each of these elements, including the basis for the compensation paid to Mr. Hansen, are discussed below.

Base Annual Salaries

  We initially determine base annual salaries for executive officers by evaluating the responsibilities of the position, the experience and knowledge of the individual and the scope and complexity of the executive's position relative to other senior management positions both internally and at a select group of other companies. We base our external comparison on the results of the report prepared by the Company's independent compensation consulting firm, and we take into consideration the compensation practices and programs of other companies which are likely to compete with the Company for the services of senior executive management personnel.

  We determine annual base salary adjustments by evaluating both the position and the performance of each executive officer, taking into account any year-to-year changes in responsibilities. Individual performance ratings are based in part on the executive's attainment of specific individual objectives. We also take into account CPI changes, although these have not been significant in recent years.

  With respect to the base salary paid to Mr. Hansen in 2000, we took into account a comparison of base salaries of chief executive officers of peer companies, the Company's performance in 1999 and our assessment of Mr. Hansen's individual performance. Based upon this evaluation, we recommended to the Board and the Board approved an increase in Mr. Hansen's base salary by $150,000 to $550,000 for 2000.

Performance Bonuses

  The Company maintains a Performance Bonus Plan (the "Bonus Plan"), which provides for the payment of performance bonuses to most management employees of the Company who do not receive sales commissions. Executive officers of the Company participate in the Bonus Plan, which is a pay-for-performance plan designed to compensate participants for achieving certain levels of performance with respect to key objectives established in the context of the Company's annual financial plan.

  Annually, we review and recommend to the Board targeted levels and minimum threshold levels of performance with respect to key objectives affecting the executive officers' performance bonuses. For executive officers of the Company, the performance bonus objectives are based primarily upon revenue and earnings of the Company. The Company pays performance bonuses during the first quarter after the year in which they are earned. Because the Company's 2000 revenue and earnings exceeded the targets for a 100% performance bonus payment (which would range from 50% to 65% of base salary, depending upon the particular executive officer), the 2000 performance bonus payments to the Company's executive officers ranged from approximately 57% of base salary to approximately 74% of base salary, depending upon the particular executive officer.

  Mr. Hansen's performance bonus for 2000 was based on the Company's overall revenue and earnings. Mr. Hansen earned a performance bonus of $407,550 for 2000, representing approximately 74% of his 2000 base salary, based upon the levels of achievement of the applicable Company targets, as compared with a performance bonus of $410,800 in 1999, which represented approximately 103% of his 1999 base salary. The Company substantially increased the targeted levels of Company performance for 2000 over those for 1999.

Stock Options

  The third component of executive officers' compensation is the Company's 1996 Stock Incentive Plan, pursuant to which the Company grants to its executive officers options to purchase shares of Common Stock. We are responsible for the administration of such plan and the granting of stock options to executive officers and other employees of the Company.

  Stock options are designed to align the interests of executives with those of the Company's stockholders. Stock options are granted at an exercise price equal to the market price of the Common Stock on the date of grant, generally vest in equal installments over four or five years and are exercisable no later than ten years from the date of grant. This plan is designed to provide incentives for the creation of value for the Company's stockholders over the long term because the full benefit of an executive's compensation package cannot be realized unless stock price appreciation occurs and is maintained over a number of years.

  We typically consider stock option grants to the executive officers of the Company in January of each year. During 2000 we made stock option grants to Mr. Hansen and to the other named executive officers of the Company as set forth in the table above under "Option Grants in 2000". We made the grants to Mr. Abramson in connection with the commencement of his employment with the Company and his promotion to Executive Vice President of the Company during 2000. We made the August and October 2000 grants to Mr. Kalan in connection with his promotion to Chief Financial Officer of the Company.

Conclusion

  Through the programs described above, we have based significant portions of the Company's executive compensation directly upon individual and Company performance and upon potential stock price appreciation. We presently intend to continue a policy of closely linking executive compensation to Company performance and stockholder return.

                                          Frank V. Sica, Chairman
                                          Royce J. Holland
                                          Bernard W. Reznicek
                                          Rockwell A. Schnabel

                                          Compensation Committee of the Board
                                          of Directors

                            STOCK PRICE PERFORMANCE

  The following graph assumes $100 invested on February 28, 1996 (the date on which the Company's Common Stock was first traded publicly) in the Common Stock, in the S&P 500 Index and in the Company's Standard Industrial Classification ("SIC") Code Index: Computer Processing and Data Preparation and Processing Services.


             COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
         COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                    [GRAPH]

                       CSG SYSTEMS         DATA PROCESSING         S&P 500
                      INTERNATIONAL         & PREPARATION         COMPOSITE

   2/28/96               100.00                 100.00              100.00
  12/31/96                66.85                 108.88              117.82
  12/31/97               173.91                 118.38              157.13
  12/31/98               343.48                 154.78              202.03
  12/31/99               346.74                 185.30              244.55
12/31/2000               408.16                 165.63              222.28

                   PROPOSAL TO INCREASE THE NUMBER OF SHARES
                 OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER
                    THE COMPANY'S 1996 STOCK INCENTIVE PLAN

Proposed Amendment

  At the Annual Meeting, the stockholders will be asked to approve an amendment (the "Plan Amendment") to the Company's 1996 Stock Incentive Plan (the "1996 Plan"), as adopted by the Board on January 18, 2001, which will increase by 3,000,000 the number of shares of Common Stock available for issuance under the 1996 Plan.

  The 1996 Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees who are likely to be responsible for achieving such success. The 1996 Plan also furthers the Company's goal of recruiting and retaining key employees in the highly competitive technology industry. The Company believes that participation in the 1996 Plan by employees increases their commitment to the Company and more closely ties employee compensation and stockholder objectives by focusing the attention of employees on stockholder return.

  A copy of the Plan Amendment appears as Exhibit A to this Proxy Statement. Approval of the Plan Amendment will ensure that enough shares are available under the 1996 Plan to fulfill the objectives of the Plan for the next several years.

  All information in this Proxy Statement relating to numbers of shares of Common Stock and option exercise prices has been adjusted as applicable to reflect the 2-for-1 split of the Common Stock which became effective through the payment of a 100% stock dividend on March 5, 1999.

Required Vote

  Approval of the Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter.

                   The Board Recommends a Vote FOR Approval
                             of the Plan Amendment

Plan Activity

  As of January 31, 2001, options covering an aggregate of 6,548,624 shares of Common Stock were outstanding and unexercised under the 1996 Plan at option prices ranging from $7.50 to $60.00 per share and with expiration dates ranging from February 22, 2006, to January 22, 2011. Without taking into account the effect of the Plan Amendment, only 2,242,115 shares remained available for future grants or awards under the 1996 Plan as of January 31, 2001. As of January 31 2001, options had been granted or awards made to approximately 860 persons employed by the Company as of such date, including the five persons serving as executive officers of the Company at December 31, 2000. As of January 31, 2001, a total of 2,197,411 shares have been issued under the Plan upon the exercise of options previously granted; 35,700 of such shares were issued to a present executive officer of the Company, and 498,350 of such shares were issued to four former executive officers of the Company.

  The following table sets forth certain information regarding the options which have been granted and the awards which have been made under the 1996 Plan as of January 31, 2001.

     Name and Position                                     Number of Shares(1)
     -----------------                                     -------------------
     J. Richard Abramson.................................         235,000
      Executive Vice President

     Neal C. Hansen......................................       1,064,500
      Chairman of the Board and
      Chief Executive Officer

     Peter E. Kalan......................................         156,400
      Vice President and
      Chief Financial Officer

     Edward C. Nafus.....................................         340,000
      Executive Vice President

     John P. Pogge.......................................         535,000
      President and Chief Operating Officer
      Director nominee

     Janice I. Obuchowski................................               0
      Director nominee(2)

     Rockwell A. Schnabel................................               0
      Director nominee(2)

     All current executive officers as a group...........       2,330,900

     All current directors who are not executive officers
      as a group(2)......................................               0

     All employees, including all current officers who
      are not executive officers, as a group(3)..........      11,221,360(4)

--------
(1) All of the shares listed in this table involve stock options, except for an aggregate of 11,850 shares granted as stock bonus awards to employees who are not executive officers.
(2) Directors who are not employees of the Company are not eligible to receive options or awards under the 1996 Plan but are eligible to receive stock options under the Company's Stock Option Plan for Non-Employee Directors. Ms. Obuchowski and Mr. Schnabel each currently holds an option under the latter Plan to purchase 48,000 shares of Common Stock.
(3) In addition to the 1996 Plan, the Company has a 1995 Incentive Stock Plan (the "1995 Plan") pursuant to which shares of Common Stock are authorized for option grants to employees of the Company. As of January 31, 2001, options covering 77,650 shares were outstanding and unexercised under the 1995 Plan, and 131,600 shares remained available for future option grants under the 1995 Plan. There have been no option grants made under the 1995 Plan since 1995, and no directors or executive officers of the Company have been granted options under the 1995 Plan.
(4) This number includes 2,475,325 shares as to which stock options have terminated from time to time without having been exercised. When such terminations occurred, the shares involved again became available for issuance under the 1996 Plan.

  Information about stock options granted to the Chief Executive Officer of the Company and four other executive officers of the Company during 2000 can be found in the table above under "Option Grants in 2000". In 2000 stock options covering an aggregate of 380,000 shares were granted under the 1996 Plan to the current and one former executive officers of the Company as a group, and stock options covering an aggregate of 1,109,900 shares were granted under the 1996 Plan to all employees (other than executive officers) as a group. In January 2001 stock options covering an additional 250,000 shares in the aggregate were granted under the

1996 Plan to the current executive officers of the Company as a group, and stock options covering an additional 940,250 shares in the aggregate were granted under the 1996 Plan to all employees (other than executive officers) as a group.

  It is not possible to state the terms or types of any options or awards that may be granted to executive officers of the Company or other persons under the 1996 Plan at a future time or to identify the persons to whom such future grants may be made. Such grants are entirely within the discretion of the Compensation Committee (the "Committee") of the Board, and the Committee has made no decisions with respect to future grants under the 1996 Plan.

Effect of Plan Amendment

  If the Plan Amendment is approved at the Annual Meeting, then the maximum number of shares of Common Stock that still may be issued under the 1996 Plan (in addition to the 6,548,624 shares subject to outstanding options as of January 31, 2001) would be increased to 5,242,115. The latter number represents shares available for, but not yet subject to, a grant or award under the 1996 Plan as of the date of the Annual Meeting (2,242,115 shares, assuming no grants or awards are made under the Plan between January 31, 2001, and the date of the Annual Meeting) plus the additional 3,000,000 shares authorized by the Plan Amendment.

Description of the 1996 Plan and Option Terms

  The following summary of the 1996 Plan does not purport to be complete and is subject to and qualified in its entirety by the full terms of the 1996 Plan. Stockholders may request a copy of the 1996 Plan from the Secretary of the Company at the address shown above.

  The 1996 Plan authorizes the grant of (i) incentive stock options under the Internal Revenue Code of 1986 (the "Code"), (ii) non-qualified stock options,
(iii) stock appreciation rights, (iv) performance unit awards, (v) restricted stock awards and (vi) stock bonus awards to officers and other key employees of the Company or any subsidiary of the Company who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth and success of the Company or such subsidiary. The Company and its subsidiaries currently have approximately 1,300 employees who potentially are eligible to receive such a grant, but the Company expects that a substantial proportion of such employees will receive no grant.

  Without giving effect to the Plan Amendment, the aggregate number of shares of Common Stock available for issuance pursuant to the 1996 Plan (including 6,548,624 shares covered by outstanding options) as of January 31, 2001, is 8,790,739, which may be authorized and unissued shares or treasury shares. The aggregate number of shares of Common Stock subject to or issuable in payment of a grant or award to any one person in any calendar year may not exceed 480,000. If there is a stock dividend, stock split or other relevant change in the outstanding shares of Common Stock, then the Committee will make appropriate adjustments in (a) the aggregate number of shares of Common Stock
(i) reserved for issuance under the 1996 Plan, (ii) for which grants or awards may be made to an individual grantee and (iii) covered by outstanding awards or grants, (b) the exercise or other applicable price relating to outstanding awards or grants and (c) the appropriate fair market value and other price determinations relevant to outstanding awards or grants. Any shares subject to an option or right which expires or terminates unexercised as to such shares will again be available for the grant of awards or options under the 1996 Plan. If any shares of Common Stock which have been pledged as collateral for indebtedness incurred by an optionee in connection with an option exercise are returned to the Company in satisfaction of such indebtedness, then such shares will again be available for the grant of awards or options under the 1996 Plan.

  No award or grant under the 1996 Plan may be assigned or transferred by the recipient except by will, the laws of descent and distribution or, in the case of awards or grants other than incentive stock options, pursuant to a qualified domestic relations order or by such other means or in such other manner as the Committee may approve.

Administration

  The 1996 Plan is administered by the Committee, which is composed of four directors of the Company who are not employees of the Company or any of its subsidiaries. The Committee has authority to interpret the 1996 Plan, to select the officers and other key employees to whom awards or options will be granted, to determine whether and to what extent awards and options will be granted under the 1996 Plan, to determine the types of awards and options to be granted and the amount, size, terms and conditions of each award or grant and to make other relevant determinations and administrative decisions. In general, all decisions and determinations made by the Committee pursuant to the 1996 Plan are final and binding on all persons.

  The Committee may delegate to any officer or officers of the Company any of the Committee's duties, powers and authorities under the 1996 Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the 1996 Plan, and make grants of awards or options under the 1996 Plan to, officers and other key employees of the Company or any subsidiary of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 at the time of such selection or the making of such a grant.

Awards and Grants

  Stock Options. The Committee may grant incentive stock options under the Code and non-qualified stock options. The option price per share may not be less than the fair market value of the Common Stock on the date of the grant. The Committee will fix the term of each option at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when an option becomes exercisable and may accelerate previously established exercise rights. The Committee may permit payment of the option exercise price in cash or in shares of Common Stock valued at their fair market value on the exercise date. The Committee also may permit the exercise price to be paid by the optionee's delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price.

  If an optionee's employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of three months after the termination (but not after the expiration date of the option). However, the Committee has the power to terminate an optionee's rights under an outstanding option if the Committee determines (i) that the optionee's employment was terminated for cause or (ii) that the optionee has engaged or may engage in employment or activities competitive with the Company or a subsidiary or contrary to the best interests of the Company or a subsidiary. If an optionee's employment terminates by reason of disability, then the optionee's options generally will be exercisable for six months after the termination to the extent that the exercise was permitted prior to the termination (but not after the expiration date of the option). If an optionee dies while in the employ of the Company or a subsidiary, then the optionee's options generally will be exercisable by the optionee's personal representative or other successor for 12 months after the date of death to the extent that the exercise was permitted prior to the optionee's death (but not after the expiration date of the option). The Committee may specify other option exercise periods (which may not extend for more than 10 years after the option grant date).

  Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") which entitle the grantee to receive, upon the exercise of an SAR, an award equal to all or a portion of the excess of (i) the fair market value of a specified number of shares of Common Stock at the time of the exercise over
(ii) a specified price not less than the fair market value of the Common Stock at the time the SAR was granted. An SAR may be granted independently of or in connection with a stock option grant. Upon the exercise of an SAR, the applicable award may be paid in cash or in shares of Common Stock (or a combination thereof) as the Committee may determine. The Committee will fix the term of an SAR at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when an SAR becomes exercisable and may accelerate previously established exercise rights.

  The provisions of the 1996 Plan relating to the exercisability of SARs upon the termination of a grantee's employment are similar to those discussed above in connection with stock options.

  Performance Unit Awards. The Committee may grant performance unit awards which entitle the grantees to receive future payments based upon and subject to the achievement of preestablished long-term performance targets. In connection with such awards, the Committee is required to establish (i) performance periods of not less than two nor more than five years, (ii) the value of each performance unit and (iii) maximum and minimum performance targets to be achieved during the performance period. The Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events, but such adjustments may not increase the payment due upon attainment of the previously established performance targets. Performance unit awards, to the extent earned, may be paid in cash or shares of Common Stock (or a combination thereof) as the Committee may determine.

  If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the 1996 Plan permits the Committee to make partial payments of performance unit awards if the Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee's disability or death prior to the end of an applicable performance period, then the Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned in the case of disability) to the grantee or the grantee's legal representative.

  Restricted Stock Awards. The Committee may grant restricted stock awards consisting of shares of Common Stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions established by the Committee. The Committee must determine the restriction period applicable to a restricted stock award and the amount, form and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. The Committee in its discretion may provide for the lapse in installments of the restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

  If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, then the grantee's rights with respect to the restricted shares generally terminate. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

  Stock Bonus Awards. The Committee may grant a stock bonus award based upon the performance of the Company, a subsidiary or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine. The Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Committee, in its discretion, may impose additional restrictions upon the shares of Common Stock which are the subject of a stock bonus award.

Miscellaneous Provisions

  Unless the 1996 Plan is sooner terminated by the Board, the 1996 Plan will terminate on December 31, 2005. Awards or options outstanding at the time of the termination of the 1996 Plan will remain in effect in accordance with their terms. The Board may amend the 1996 Plan at any time; however, stockholder approval must be obtained for any amendment for which approval is required in order to satisfy the applicable requirements of Section 16(b) of the Securities and Exchange Act of 1934, Section 162(m) of the Code, Section 422 of the Code or any regulation issued under any of such statutory provisions. The Company's obligation to deliver shares of Common Stock or make cash payments under the 1996 Plan is subject to applicable tax withholding requirements; in the discretion of the Committee, required tax withholding amounts may be paid by the grantee in cash or shares of Common Stock having a fair market value equal to the required tax withholding amount.

Certain Federal Income Tax Consequences

  The following brief description of certain federal income tax consequences is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences of the 1996 Plan.

  Incentive Stock Options. The grant of an incentive stock option under the 1996 Plan will not result in taxable income to the grantee or a tax deduction for the Company. If the grantee holds the shares purchased upon the exercise of an incentive stock option for at least one year after the purchase of the shares and until at least two years after the option was granted, then the grantee's sale of the shares will result in a long-term capital gain or loss, and the Company will not be entitled to any tax deduction. If the grantee sells or otherwise transfers the shares before such holding periods have elapsed, then the grantee generally will recognize ordinary income and the Company generally would be entitled to a tax deduction in an amount equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price or (ii) the amount realized upon the disposition minus the option price. Any gain in excess of such ordinary income portion would be taxable as long-term or short-term capital gain depending upon the grantee's holding period for the shares. The excess of the fair market value of the shares received on the option exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

  Non-Qualified Stock Options. The grant of a non-qualified stock option under the 1996 Plan will not result in taxable income to the grantee or a tax deduction for the Company. Upon the exercise of a non-qualified stock option, the grantee will be taxed at ordinary income rates on the excess of the fair market value of the shares received over the option exercise price, and the Company generally will be entitled to a tax deduction in the same amount. The exercise price of the non-qualified stock option plus the amount included in the grantee's income as a result of the option exercise will be treated as the grantee's basis in the shares received, and any gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss depending upon the grantee's holding period for the shares. The grantee's sale of shares acquired upon the exercise of a non-qualified stock option will have no tax consequences to the Company.

  Stock Appreciation Rights and Performance Unit Awards. The grant of an SAR or a performance unit award under the 1996 Plan will not result in taxable income to the grantee or a tax deduction for the Company. Upon the exercise of an SAR or the receipt of cash or shares of Common Stock upon the payment of a performance unit award, the grantee will recognize ordinary income and the Company generally will be entitled to a tax deduction in an amount equal to the fair market value of the shares plus any cash received.

  Restricted Stock Awards. The grant of a restricted stock award should not result in taxable income for the grantee or a tax deduction for the Company if the shares of Common Stock transferred to the grantee are subject to restrictions which create a substantial risk of forfeiture of the shares by the grantee if certain conditions prescribed at the time of the grant are not subsequently satisfied. However, the grantee may elect within 30 days after the acquisition of the shares to recognize ordinary income on the date of the acquisition in an amount equal to the excess (if any) of the fair market of the shares on the date of the grant, determined without regard to the restrictions imposed on such shares (other than restrictions which by their terms will never lapse), over the amount (if any) paid for the shares. If the grantee does not make the election referred to in the preceding sentence, then, when the restrictions imposed upon the shares lapse or otherwise terminate, the grantee of the shares will recognize ordinary income in an amount equal to the excess (if any) of the fair market value of the shares on the date of such lapse or other termination over the amount (if any) paid for the shares. If and when the grantee of a restricted stock award recognizes ordinary income with respect to the shares covered by such award, the Company generally will be entitled to a tax deduction in the same amount. The amount paid by the grantee for restricted shares plus any amount recognized by the grantee as ordinary income under the rules described above will be treated as the grantee's basis in the shares; when the grantee sells the shares covered by a restricted share award following the lapse or other termination of the restrictions, any gain or loss on such sale will be treated as long-term or short-term capital gain or loss depending upon the grantee's holding period. Any dividends paid to the grantee of restricted shares while the shares are still subject to the restrictions would be treated as compensation for federal income tax purposes.

  Stock Bonus Awards. When a stock bonus award is paid to a grantee by the delivery of shares of Common Stock, the grantee will recognize ordinary income and the Company generally will be entitled to a tax deduction in an amount equal to the fair market value of such shares at the time of such delivery. If, however, such shares are subject to any restrictions which create a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

Market Price

  The closing price of the Common Stock on the NASDAQ National Market on March 12, 2001, was $43.125 per share.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 2000, and, based upon the recommendation of the Audit Committee of the Board, has been selected by the Board of Directors to serve in such capacity for the current year ending December 31, 2001.

  The Company expects that a representative of Arthur Andersen LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

  The Company has paid or expects to pay Arthur Andersen LLP the following fees in connection with the annual audit and quarterly reviews of the Company's financial statements for the year ended December 31, 2000, and for other non-audit services provided to the Company during such year:

        Audit Fees(1).................................................. $125,050
        Financial Information Systems
          Design and Implementation Fees(2)............................ $757,948
        All Other Fees(3).............................................. $298,516

--------
(1) Audit Fees include fees for quarterly reviews.
(2) During 2000 Arthur Andersen LLP assisted the Company in the implementation of additional modules of Oracle Financials.
(3) All Other Fees include fees for corporate tax services, internal audit services, statutory audits of foreign subsidiaries and financial services for certain key employees.

  The Audit Committee of the Board has considered whether the provision by Arthur Andersen LLP of the non-audit services for which the fees (other than Audit Fees) listed above were paid is compatible with maintaining the independence of such accountants and has concluded that there is no incompatibility.

                         REPORT OF THE AUDIT COMMITTEE

  During 2000 the Audit Committee of the Board developed a written charter for the Audit Committee, which was approved and adopted by the Board on April 19, 2000. The complete text of the Company's Audit Committee Charter appears as an appendix to this Proxy Statement.

  The purpose of the Audit Committee, as set forth in its charter, is to assist the Board in monitoring (1) the quality and integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements relating to the Company's financial reporting practices and processes and (3) the independence and performance of the Company's independent auditors.

  We have implemented procedures to assure that the Audit Committee performs each of its responsibilities under the charter. During the year ended December 31, 2000, and thereafter through the completion of the audit of the Company's financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company's independent public accountants.

  We reviewed and discussed both with management of the Company and with the Company's independent public accountants, Arthur Andersen LLP, the Company's audited financial statements for the year ended December 31, 2000.

  We also discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

  We received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Arthur Andersen LLP its independence.

  Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited financial statements of the Company for the year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

                                          Rockwell A. Schnabel, Chairman
                                          Janice I. Obuchowski
                                          Bernard W. Reznicek

                                          Audit Committee of the Board of
                                           Directors

                                 OTHER MATTERS

  Because no stockholder has given the Company timely written notice of business not discussed in this Proxy Statement which such stockholder intends to bring before the Annual Meeting, under the bylaws of the Company no stockholder may properly bring any other business before the Annual Meeting. As of the date of this Proxy Statement, the Company does not know of any matter that may come before the Annual Meeting other than the matters discussed in this Proxy Statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Under the bylaws of the Company, a stockholder who wishes to bring any business before the 2001 annual meeting of stockholders of the Company must give advance written notice to the Company of such business and of any proposal which such stockholder wishes to have included in the Company's proxy statement and on the Company's proxy card for such annual meeting. The notice must be sent to the Secretary of the Company at the principal executive office of the Company, must be received by the Secretary of the Company not later than December 13, 2001, and must contain certain information required by the bylaws of the Company. Such advance notice requirement applies to all matters even if a stockholder does not seek to include in the Company's proxy statement a proposal with respect to a particular matter.

  The bylaws of the Company also provide that stockholder nominations of persons for election to the Board of Directors are subject to certain advance notice and informational requirements.

  Copies of the Company's bylaws are available to stockholders upon request made to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

  The bylaw requirements referred to above do not supersede the conditions and requirements established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy materials for a meeting of stockholders, and in that regard stockholders also must comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors

/s/ Joseph T. Ruble
                                          Joseph T. Ruble
                                          Secretary

April 12, 2001

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. A PROMPT RESPONSE WILL FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND THE COMPANY WILL APPRECIATE YOUR COOPERATION. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   EXHIBIT A

  Section 4 of the CSG Systems International, Inc. 1996 Stock Incentive Plan is proposed to be amended so as to read as follows:

    "4. Common Stock Subject to the Plan. Subject to adjustment pursuant to Section 19, the maximum number of shares of Common Stock which may be issued under the Plan on and after June 1, 2001, is the sum of (a) the number of shares of Common Stock which were subject to outstanding Stock Options as of May 31, 2001, plus (b) the number of shares of Common Stock available for, but not yet subject to, the grant of an award or option under the Plan as of May 31, 2001, plus (c) 3,000,000 shares of Common Stock; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares, subject to adjustment pursuant to Section 19. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. The aggregate number of shares of Common Stock subject to or issuable in payment of (i) Stock Options,
  (ii) Stock Appreciation Rights, (iii) Stock Bonus Awards, (iv) Restricted Stock Awards or (v) Performance Unit Awards granted under the Plan in any Plan Year to any individual may not exceed 480,000, subject to adjustment pursuant to Section 19. Except as otherwise provided in the Plan, any shares subject to an option or right which expires for any reason or terminates unexercised as to such shares shall again be available for the grant of awards or options under the Plan. If any shares of Common Stock have been pledged as collateral for indebtedness incurred by an optionee in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, then such shares shall again be available for the grant of awards or options under the Plan."

                                                                       Appendix

                        CSG SYSTEMS INTERNATIONAL, INC.

                            AUDIT COMMITTEE CHARTER

I. Purpose

  The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of CSG Systems International, Inc. (the "Company") shall assist the Board in monitoring (1) the quality and integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements relating to the Company's financial reporting practices and processes, and (3) the independence and performance of the Company's independent auditors.

  The Company's independent auditors ultimately are accountable to the Board and the Audit Committee as representatives of the stockholders of the Company. The Board and the Audit Committee, as representatives of the stockholders of the Company, have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Company's independent auditors.

II. Composition

  The Audit Committee shall be composed of three or more members of the Board, each of whom shall be an "independent director" as defined in Rule 4200 of the National Association of Securities Dealers and each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At all times the Audit Committee shall have at least one member who has past experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication (such as being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities).

  The Board shall appoint the members of the Audit Committee at such times as the Board may deem necessary or appropriate, and the members of the Audit Committee shall serve at the pleasure of the Board.

  The Board from time to time shall appoint from among the members of the Audit Committee a chairperson of the Audit Committee who shall serve in such capacity at the pleasure of the Board.

III. Meetings and Actions

  The Audit Committee shall meet at least quarterly, either in conjunction with the quarterly meetings of the Board or at such other or additional times as the Audit Committee shall determine. The chairperson of the Audit Committee or any two members of the Audit Committee may call a meeting of the Audit Committee at any time upon notice given in accordance with the bylaws of the Company.

  The Audit Committee shall keep regular minutes of its meetings and shall report to the Board on its actions and other matters set forth in this Charter at such times as the Board or this Charter may require and at such other times as the Audit Committee may deem necessary or appropriate.

  Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

  At all meetings of the Audit Committee, a majority of the then members of the Audit Committee shall constitute a quorum for the transaction of business; and the vote of a majority of the members of the Audit Committee at any meeting of the Audit Committee at which a quorum is present shall be the act of the Audit Committee.

  Any actions required or permitted to be taken at a meeting of the Audit Committee may be taken without a meeting if (i) all members of the Audit Committee consent to such action in writing and (ii) such written consents are filed with the minutes of meetings of the Audit Committee.

  To the extent not inconsistent with this Charter, the provisions of the bylaws of the Company applicable to committees of the Board shall be applicable to the Audit Committee except that only the Board may appoint members of the Audit Committee.

IV. Responsibilities

  The Audit Committee shall:

  1. At least annually obtain from the Company's independent auditors the written disclosures and the letter required by Independence Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, issued by the Independence Standards Board and discuss with the Company's independent auditors the independence of such auditors.

  2. Actively engage in a dialogue with the Company's independent auditors with respect to any relationships or services disclosed in the written disclosures and letter required by Paragraph 1 which may impact the objectivity and independence of such independent auditors.

  3. Take, or recommend that the Board take, appropriate action to oversee the independence of the Company's independent auditors.

  4. Recommend to the Board the independent auditors to be selected by the Board.

  5. Approve the fees to be paid to the Company's independent auditors.

  6. Evaluate the performance of the Company's independent auditors and, if appropriate, recommend that the Board replace the Company's independent auditors.

  7. Meet with the Company's independent auditors prior to each annual audit to review the planning, staffing, scheduling, scope, and any anticipated special emphases of such audit and, if necessary, during the course of such audit with respect to any changes in any of such matters.

  8. Review with the Company's independent auditors any problems or difficulties such auditors are encountering or may have encountered in connection with an annual audit or any interim financial statement review.

  9. Review any management letter provided to the Company by the Company's independent auditors and the Company's response to such letter.

  10. Review significant changes in the Company's accounting practices proposed by management of the Company or recommended by the Company's independent auditors.

  11. Review an analysis prepared by management of the Company and the Company's independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

  12. Discuss at least annually with the Company's independent auditors the judgments of such auditors with respect to the quality (and not just the acceptability) of the Company's accounting principles as applied in the Company's financial reporting.

  13. Review and discuss with management of the Company and the Company's independent auditors the Company's annual audited financial statements.

  14. Discuss with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, issued by the Auditing Standards Board of the American Institute of Certified Public Auditors.

  15. Make the report to the Board required by Item 306 of Regulation S-K of the Securities and Exchange Commission, including but not limited to a recommendation with respect to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

  16. Obtain appropriate assurances from the Company's independent auditors that the requirements of Section 10A of the Securities Exchange Act of 1934 have been satisfied in connection with each audit of the Company's financial statements.

  17. Review with management of the Company and the Company's independent auditors the Company's quarterly financial statements to be included in the Company's quarterly report on Form 10-Q prior to the filing of such report.

  18. Review with the Company's general counsel legal matters that may have a material impact on the Company's financial statements and any material reports or inquiries received from any governmental agency or other regulatory body.

  19. Meet at least annually with the Company's chief financial officer and independent auditors, in separate executive sessions, to discuss any matters relating to the financial statements and accounting practices of the Company which have not been addressed by the Audit Committee in the performance of its responsibilities set forth in the preceding Paragraphs 1 through 18 and which the Audit Committee, the chief financial officer, or the independent auditors may consider appropriate for discussion.

  20. The Audit Committee shall meet at least annually, in executive session, with the senior person responsible for any internal audit function of the Company (whether performed with the Company's own employees or on an outsourced basis) to discuss any matters relating to the financial statements and accounting practices of the Company which the Audit Committee or such internal auditor may consider appropriate for discussion.

                                     * * *

  The Audit Committee at all times shall have direct and unrestricted access to the Company's independent auditors and to those employees of the Company and its subsidiaries or other persons (including but not limited to persons responsible for any internal audit function of the Company) whose duties or knowledge may assist the Audit Committee in carrying out its responsibilities under this Section IV.

                                     * * *

  While the Audit Committee has the responsibilities set forth in this Section IV, the Audit Committee does not have the duty to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and have been prepared in accordance with generally accepted accounting principles, such matters being the responsibility of management of the Company and the Company's independent auditors. The Audit Committee also does not have the duty to conduct investigations, to resolve disagreements (if any) between management of the Company and the Company's independent auditors, or to assure the Company's compliance with applicable laws and regulations.

V. Annual Review of Charter

  At least annually the Audit Committee shall review and reassess the adequacy of this Charter and recommend to the Board any proposed changes in this Charter.

ZCSG7S                            DETACH HERE

                                     PROXY

                        CSG SYSTEMS INTERNATIONAL, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 1, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Neal C. Hansen and John P. Pogge, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Corporation") standing in the name or the undersigned at the annual meeting of stockholders of the Corporation to be held at the office of the Corporation, 7887 E. Belleview Avenue, Suite 1000, Englewood, Colorado, at 8:30 a.m. (Mountain Time) on June 1, 2001, and at any adjournments thereof, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE OTHER MATTER SET FORTH ON THE REVERSE SIDE HEREOF.

     The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on June 1, 2001, the Proxy Statement of the Corporation for such Annual Meeting, and the 2000 Annual Report of the Corporation.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-----------                                                          -----------

CSG SYSTEMS
INTERNATIONAL, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

-----------------                                                ----------------
Vote by Telephone                                                Vote by Internet
-----------------                                                ----------------
It's fast, convenient, and immediate!                            It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                             confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

-----------------------------------------------------            ---------------------------------------------------------
Follow these four easy steps:                                    Follow these four easy steps:

 1. Read the accompanying Proxy                                   1. Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.                             Statement/Prospectus and Proxy Card.

 2. Call the toll-free number                                     2. Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).                                 http://www.eproxyvote.com/csgs

 3. Enter your 14-digit Voter Control Number                      3. Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.                      located on your Proxy Card above your name.

4. Follow the recorded instructions.                              4. Follow the instructions provided.
-----------------------------------------------------            ---------------------------------------------------------
Your vote is important!                                          Your vote is important!
Call 1-877-PRX-VOTE anytime!                                     Go to http://eproxyvote.com/csgs anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet


ZCSG7A                                                      DETACH HERE

[X] Please mark
    votes as in
    this example.

                                                                                                           FOR    AGAINST    ABSTAIN
 1. Election of Directors.                                       2. Approval of an amendment to the        [_]      [_]        [_]
    Nominees: (01) Janice I. Obuchowski (02) John P. Pogge,         Corporation's 1996 Stock Incentive
              (03) Rockwell A. Schnabel                             Plan which will increase by 3,000,000
       FOR              AUTHORITY                                   the number of shares of Common
       ALL               TO VOTE                                    Stock available for issuance under
    NOMINEES [_]    [_] WITHHELD                                    such Plan.

 [_]
     --------------------------------------                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]
     For all nominees except as noted above
                                                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                 USING THE ENCLOSED ENVELOPE.

                                                                 NOTE: Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations, partnerships and limited liability companies should sign in their names by an authorized officer, partner, member or manager.

Signature                             Date                       Signature                             Date
          ------------------------         ------------                    ------------------------         ------------